UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on September 23, 2024 and effective September 1, 2024 (the “Effective Date”), Cohen & Company, LLC (the “Operating LLC”), a Delaware limited liability company and a subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), issued to JKD Capital Partners I LTD (the “Investor”) a Senior Promissory Note (the “Original Note”) in the aggregate principal amount of $5,145,926.67. The Investor is owned by Jack J. DiMaio, Jr., who is a member of the Company’s Board of Directors, and his spouse.

Pursuant to the Original Note, half of the principal amount was paid by the Operating LLC to the Investor on August 31, 2025, and the remaining half of the principal amount and all accrued but unpaid interest under the Original Note was due and payable on August 31, 2026. As of August 31, 2026, the amount of principal and interest payable by the Operating LLC to the Investor under the Original Note was $2,625,409.50 (the “Unpaid Original Investment Amount”).

On August 31, 2026, (i) the Investor paid to the Operating LLC $2,374,590.50 (the “Additional Note Amount”) as an additional principal amount to be added to the Amended and Restated Note (as defined below), and (ii) the Operating LLC issued to the Investor that certain Amended and Restated Senior Promissory Note (the “Amended and Restated Note”) in the aggregate principal amount of $5,000,000 (which amount represents the Unpaid Original Investment Amount plus the Additional Note Amount). The Amended and Restated Note amended and restated the Original Note in its entirety.

The principal amount and all accrued but unpaid interest under the Amended and Restated Note is due and payable on August 31, 2027. The Amended and Restated Note accrues interest on the unpaid principal amount from the August 31, 2026 until maturity at a rate equal to 10% per year. Interest on the Amended and Restated Note is payable in cash quarterly on each November 30, February 28, May 31 and August 31, commencing on November 30, 2026. Under the Amended and Restated Note, upon the occurrence or existence of any “Event of Default” thereunder, the outstanding principal amount is (or in certain instances, at the option of the holder thereof, may be) immediately accelerated. Further, upon the occurrence of any “Event of Default” under the Amended and Restated Note and for so long as such Event of Default continues, all principal, interest and other amounts payable under the Amended and Restated Note will bear interest at a rate equal to 11% per year.

The Amended and Restated Note may not be prepaid in whole or in part prior to January 31, 2027. The Amended and Restated Note may, with at least 31 days’ prior written notice from the Operating LLC to the holder thereof, be prepaid in whole or in part at any time following January 31, 2027 without the prior written consent of the holder and without penalty or premium.

The Amended and Restated Note and the payment of all principal, interest and any other amounts payable thereunder are senior obligations of the Operating LLC and will be senior to any Indebtedness (as defined in the Amended and Restated Note) of the Operating LLC outstanding as of and issued following September 1, 2024. Pursuant to the Amended and Restated Note, following August 31, 2026, the Operating LLC may not incur any Indebtedness that is a senior obligation to the Amended and Restated Note.

The foregoing description of the Amended and Restated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 above for information concerning the amendment and restatement of the Original Note, which information is incorporated by reference in response to this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amended and Restated Senior Promissory Note, dated August 31, 2026.
104	Cover Page Interactive Data File (Embedded within the inline XBRL document.)

 * Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: August 31, 2026	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer